UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 19, 2024
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 19, 2024, Oportun Financial Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with Findell Capital Management LLC and certain of its affiliates (collectively, “Findell”).

Pursuant to the Agreement, on April 19, 2024, the Company’s board of directors (the “Board”) increased the size of the Board from nine to 10 directors and appointed Scott Parker to serve on the Board as a Class III director, with a term expiring at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Mr. Parker was also appointed to the Board’s Audit and Risk Committee and the Compensation and Leadership Committee.

In addition, the Board appointed Richard Tambor as an observer of the Board and agreed to include Mr. Tambor on the Company’s director slate for election at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) as a Class II director, with a term expiring at the 2027 annual meeting of stockholders. While an observer of the Board, Mr. Tambor will be permitted to attend meetings of the Board and reasonably participate but will not vote at such meetings. If Mr. Tambor is elected to the Board at the 2024 Annual Meeting, the Board will appoint him to the Credit Risk and Finance Committee and the Nominating, Governance and Social Responsibility Committee of the Board and his service as an observer of the Board will terminate.

The Agreement further provides, among other things, that:

•during the Restricted Period (as defined below), as long as Findell’s aggregate net long ownership of the Company’s common stock remains at or above four percent of the then-outstanding shares of the Company’s common stock, in the event that either of Mr. Tambor or Mr. Parker is no longer serving on the Board due to death or disability or resigns as a director or otherwise ceases to be a director for any reason, then Findell will be entitled to identify and propose a nominee for the replacement of such director, subject to the approval of the Board and such nominee meeting qualifications specified in the Agreement;

•Findell will be subject to customary standstill restrictions, including, among others, not (i) acquiring beneficial ownership of more than 9.9 percent of the then-outstanding voting securities of the Company; (ii) soliciting proxies and related matters; and (iii) engaging or participating in certain extraordinary transactions involving the Company, each of the foregoing subject to certain exceptions;

•during the Restricted Period, Findell will vote all shares of voting securities of the Company beneficially owned by it and over which it has the right to vote in accordance with the Board’s recommendations with respect to (i) the election or removal of directors of the Company and (ii) any other proposal submitted to stockholders of the Company, subject, in the case of clause (ii), to certain exceptions relating to proposals for which the recommendations made by Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC are inconsistent with the recommendation of the Board and to Findell's right to vote in its sole discretion on any proposal with respect to an extraordinary transaction;

•neither the Company nor Findell shall disparage or sue the other party, subject to certain exceptions;

•unless otherwise mutually agreed to in writing by each party, the Agreement will remain in effect until 11:59 p.m., Pacific time, on the day that is 15 days prior to the deadline for the submission of stockholder nominations of directors and business proposals for the 2025 Annual Meeting (the “Restricted Period”); and

•the Company will reimburse Findell for documented out-of-pocket legal and other expenses incurred in connection with its nomination of director candidates, the negotiation and execution of the Agreement and related matters, provided that such reimbursement will not exceed $225,000.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On April 22, 2024, the Company issued a press release announcing certain preliminary unaudited financial information for the first quarter ended March 31, 2024. A copy of the Company’s press release is attached hereto as Exhibit 99.2 to this report. The information in this Form 8-K and the Exhibit attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On April 19, 2024, the Board approved an increase in the number of directors on the Board from nine to 10 and appointed Mr. Parker to serve as a member of the Board. Mr. Parker will serve in the class of directors whose term expires at the 2025 Annual Meeting and was appointed to the Board’s Audit and Risk Committee and the Compensation and Leadership Committee.

Mr. Parker currently serves as Chief Financial Officer of NationsBenefits, LLC, a leading provider of supplemental benefits and fintech solutions to the healthcare industry. Previously, Mr. Parker served as Executive Vice President and Chief Financial Officer of Ryder System, Inc. (NYSE: R), and as Executive Vice President and Chief Financial Officer of OneMain Holdings, Inc. (NYSE: OMF). Mr. Parker has also served as Executive Vice President and Chief Financial Officer of CIT Group Inc. Mr. Parker currently serves on the Board of Directors of DailyPay, Inc., as Chairman of its Audit and Risk Committee. Mr. Parker earned a B.S. in Agricultural Economics from Cornell University.

Mr. Parker is entitled to cash and equity compensation for service on the Board in accordance with the Company’s non-employee director compensation policy. Mr. Parker will be eligible to receive $34,000 in annual cash compensation for service on the Board, $8,500 for service on the Audit and Risk Committee, as well as $6,375 for service on the Compensation and Leadership Committee, which will be paid quarterly in arrears on a prorated basis. Consistent with the Company’s standard non-employee director annual equity award, Mr. Parker will be granted a restricted stock unit award, under the Company’s 2019 Equity Incentive Plan, having an annual value equal to $100,000, which will be prorated from the date of appointment to the Board to an amount of $13,425 (the “Initial Award”). The Initial Award will vest in one installment such that it will be fully vested on June 6, 2024, subject to Mr. Parker’s continued service on the Board on the vesting date.

Mr. Parker will also enter into the Company’s standard form of indemnity agreement, which has been previously filed with the Securities and Exchange Commission.

Except for the Agreement, there are no arrangements or understandings between Mr. Parker or any other person pursuant to which Mr. Parker was selected as a director. There are no family relationships between Mr. Parker and any director or executive officer of the Company, and Mr. Parker does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

A copy of the Company’s press release announcing the foregoing appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The information in the press release included in Exhibit 99.2 referred to above is also incorporated herein. The information provided pursuant to this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. The furnishing of the information provided pursuant to this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that the information provided pursuant to this Item 7.01 is material or complete, or that investors should consider such information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
10.1*	Letter Agreement, dated April 19, 2024, between Oportun Financial Corporation, Findell Capital Management LLC and certain other persons
99.1	Press Release dated April 22, 2024
99.2	Press Release dated April 22, 2024
104	Cover Page Interactive Data File embedded within the Inline XBRL document

*Certain portions of this exhibit have also been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	April 22, 2024	By:	/s/ Jonathan Coblentz
Jonathan Coblentz
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)